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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


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

                                                                                                  Settlement Date         8/31/01
                                                                                                  Determination Date      9/12/01
                                                                                                  Distribution Date       9/17/01



I.      All Payments on the Contracts                                                                                2,281,450.44
II.     All Liquidation Proceeds on the Contracts with
         respect to Principal                                                                                          112,359.69
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                            0.00
V.      Servicer Monthly Advances                                                                                       48,988.93
VI.     Distribution from the Reserve Account                                                                                0.00
VII.    Deposits from the Pay-Ahead Account (including
         Investment Earnings)                                                                                            9,668.26
VIII.   Transfers to the Pay-Ahead Account                                                                              (4,694.87)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                             0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                           -136.17

Total available amount in Collection Account                                                                        $2,447,636.28
                                                                                                         =========================



DISTRIBUTION AMOUNTS                                                    Cost per $1000
--------------------------------------------                           --------------------

1.   (a)  Class A-1 Note Interest Distribution                                                      0.00
     (b)  Class A-1 Note Principal Distribution                                                     0.00
             Aggregate Class A-1 Note Distribution                        0.00000000                                         0.00

2.   (a)  Class A-2 Note Interest Distribution                                                      0.00
     (b)  Class A-2 Note Principal Distribution                                                     0.00
            Aggregate Class A-2 Note Distribution                         0.00000000                                         0.00

3.   (a)  Class A-3 Note Interest Distribution                                                      0.00
     (b)  Class A-3 Note Principal Distribution                                                     0.00
            Aggregate Class A-3 Note Distribution                         0.00000000                                         0.00

4.   (a)  Class A-4 Note Interest Distribution                                                      0.00
     (b)  Class A-4 Note Principal Distribution                                                     0.00
           Aggregate Class A-4 Note Distribution                          0.00000000                                         0.00

5.   (a)  Class A-5 Note Interest Distribution                                                 86,094.89
     (b)  Class A-5 Note Principal Distribution                                             1,863,433.21
            Aggregate Class A-5 Note Distribution                        66.53679522                                 1,949,528.10

6.   (a)  Class A-6 Note Interest Distribution                                                128,375.00
     (b)  Class A-6 Note Principal Distribution                                                     0.00
            Aggregate Class A-6 Note Distribution                         5.41666667                                   128,375.00

7.   (a)  Class B Note Interest Distribution                                                   59,285.00
     (b)  Class B Note Principal Distribution                                                       0.00
            Aggregate Class B Note Distribution                           5.56666667                                    59,285.00

8.   (a)  Class C Note Interest Distribution                                                   98,822.83
     (b)  Class C Note Principal Distribution                                                       0.00
            Aggregate Class C Note Distribution                           5.70833312                                    98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                      28,231.06
       (b)  Reimbursement of prior Monthly Advances                                            67,167.82
               Total Servicer Payment                                                                                   95,398.88

10.  Deposits to the Reserve Account                                                                                   116,226.47

Total Distribution Amount from Collection Account                                                                   $2,447,636.28
                                                                                                                    =============
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                                  Page 1 of 4
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
Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                  58,810.59
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
            from Excess Collections                                                                    57,415.88
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                              2,460.04
      (d)  Distribution from the Reserve Account to the Sellers
            (Chase Manhattan Bank)                                                                       2,401.69
                        Total Amounts to Sellers(Chase USA &
                         Chase Manhattan Bank)                                                                           121,088.20
                                                                                                                    ===============

Payahead Account distributions to Sellers
-----------------------------------------

      (a)  Distribution from the Payahead Account to
            the Sellers(Chase USA)                                                                      68.90202
      (b)  Distribution from the Payahead Account to the Sellers
           (Chase Manhattan Bank)                                                                       67.26798
                        Total Amounts to Sellers(Chase USA &
                         Chase Manhattan Bank)                                                                               136.17

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                          0.00
        (b) Class A-2 Notes    @                  0.06028                                                   0.00
        (c) Class A-3 Notes    @            6.140%                                                          0.00
        (d) Class A-4 Notes    @            6.250%                                                             0
        (e) Class A-5 Notes    @            6.420%                                                     86,094.89
        (f) Class A-6 Notes    @            6.500%                                                        128375
                     Aggregate Interest on Class A Notes                                                                  214469.89

        (g) Class B Notes @                        0.0668                                                                     59285

        (h) Class C Notes @                 0.0685                                                                         98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                 0.00
        (b) Class A-2 Notes                                                                                 0.00
        (c) Class A-3 Notes                                                                                 0.00
        (d) Class A-4 Notes                                                                                 0.00
        (e) Class A-5 Notes                                                                                 0.00
        (f) Class A-6 Notes                                                                                    0

        (g) Class B Notes                                                                                   0.00
                                                                              -----------------------

        (h) Class C Notes                                                                                   0.00


3.   Total Distribution of Interest                                               Cost per $1000
        (a) Class A-1 Notes                                                         0.00000000              0.00
        (b) Class A-2 Notes                                                                        0        0.00
        (c) Class A-3 Notes                                                         0.00000000              0.00
        (d) Class A-4 Notes                                                         0.00000000                 0
        (e) Class A-5 Notes                                                         2.93839215         86,094.89
        (f) Class A-6 Notes                                                         5.41666667            128375
                     Total Aggregate Interest on Class A Notes                                                            214469.89

        (g) Class B Notes                                                                5.566666667                      59,285.00

--------------------------------------------
        (h) Class C Notes                                                                       5.71                       98822.83

                                                                              -----------------------
PRINCIPAL

                                                                             No. of Contracts
1.   Amount of Stated Principal Collected                                                              845628.33
2.   Amount of Principal Prepayment Collected                                                 71.00    904840.01
3.   Amount of Liquidated Contract                                                                4    112964.87
                                                                                                       ---------
4.   Amount of Repurchased Contract                                                               0    0.0000000

       Total Formula Principal Distribution Amount                                                                     1,863,433.21

5.   Principal Balance before giving effect to
      Principal Distribution                                                                     Pool Factor
        (a) Class A-1 Notes                                                                         0.0000000                 0.00
        (b) Class A-2 Notes                                                                         0.0000000                 0.00
        (c) Class A-3 Notes                                                                         0.0000000                 0.00
        (d) Class A-4 Notes                                                                         0.0000000                 0.00
        (e) Class A-5 Notes                                                                         0.5492322        16,092,502.88
        (f) Class A-6 Notes                                                                                     1         23700000

        (g) Class B Notes                                                                                       1    10,650,000.00

        (h) Class C Notes                                                                                       1    17,312,029.25
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                                  Page 2 of 4

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
6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                 0.00
        (b) Class A-2 Notes                                                                                                 0.00
        (c) Class A-3 Notes                                                                                                 0.00
        (d) Class A-4 Notes                                                                                                 0.00
        (e) Class A-5 Notes                                                                                                 0.00
        (f) Class A-6 Notes                                                                                                    0

        (g) Class B Notes                                                                                                   0.00
                                                          --------------------
        (h) Class C Notes                                                                                                   0.00

7.   Principal Distribution                                Cost per $1000
        (a) Class A-1 Notes                                  0.00000000                                                     0.00
        (b) Class A-2 Notes                                  0.00000000                                                     0.00
        (c) Class A-3 Notes                                  0.00000000                                                     0.00
        (d) Class A-4 Notes                                  0.00000000                                                     0.00
        (e) Class A-5 Notes                                 63.59840307                                             1,863,433.21
        (f) Class A-6 Notes                                                 0                                                  0

        (g) Class B Notes                                                   0                                               0.00

        (h) Class C Notes                                                   0                                               0.00

8.   Principal Balance after giving effect to
      Principal Distribution                                                        Pool Factor
        (a) Class A-1 Notes                                                           0.0000000                             0.00
        (b) Class A-2 Notes                                                           0.0000000                             0.00
        (c) Class A-3 Notes                                                           0.0000000                             0.00
        (d) Class A-4 Notes                                                           0.0000000                             0.00
        (e) Class A-5 Notes                                                           0.4856338                    14,229,069.67
        (f) Class A-6 Notes                                                                           1                 23700000

        (g) Class B Notes                                                             1.0000000                    10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                 1                          17312029.25

POOL  DATA
                                                                                         Aggregate
                                                          No. of Contracts            Principal Balance
1.   Pool Stated Principal Balance as of       37134           2,446                      65,891,098.92

2.   Delinquency Information                                                                                  % Delinquent

              (a) 31-59 Days                                     33                          574,203.54              0.008714433
              (b) 60-89 Days                                     15                           165070.11              0.002505196
              (c) 90-119 Days                                    11                          269,751.27              0.004093895
              (d) 120 Days +                                     0                                 0.00                        0

3.   Contracts Repossessed during the Due Period                 0                                 0.00

                                                                              --------------------------
4.   Current Repossession Inventory                              1                    80,314.41

5.   Aggregate Net Losses for the preceding
      Collection Period
       (a)  Aggregate Principal Balance of
             Liquidated Receivables                              4                   112,964.87
       (b)  Net Liquidation Proceeds on any
             Liquidated Receivables                                                  112,359.69
       Total Aggregate Net Losses for the
         preceding Collection Period                                                                                      605.18

6.   Aggregate Losses on all Liquidated
      Receivables (Year-To-Date)                                                                                        120189.9

7.   Aggregate Net Losses on all Liquidated
      Receivables (Life-To-Date)                                          497                                        4389292.160

8.   Weighted Average Contract Rate of
      all Outstanding Contracts                                                                                      0.091466945
--------------------------------------------
9.   Weighted Average Remaining Term to Maturity
      of all Outstanding Contracts                                                                                   112.6395613
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
TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                           1.198%
    (b)  Delinquency Percentage Trigger in effect ?                       NO

2.  (a)  Average Net Loss Ratio                                   0.00016616
    (b)  Net Loss Ratio Trigger in effect ?                               NO
    (c)  Net Loss Ratio (using ending Pool Balance)              0.000353732

3.  (a) Servicer Replacement Percentage                          6.37763E-06
--------------------------------------------
     (b)  Servicer Replacement Trigger in effect ?                        NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                            28,231.06

2.   Servicer Advances                                                                                                  48988.93

3.   (a)  Opening Balance of the Reserve Account                                                                       5313503.2
     (b)  Deposits to the Reserve Account                                                     116226.47
     (c)  Investment Earnings in the Reserve Account                                           16599.12
     (d)  Distribution from the Reserve Account                                               -121088.2
     (e)  Ending Balance of the Reserve Account                                                                       5325240.59

4.   Specified Reserve Account Balance                                                                                5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                      45106.96



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